Exhibit 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
   Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. 2011 NET INCOME MORE THAN DOUBLES VERSUS 2010,
INCREASING TO $3.8 MILLION OR $0.47 PER DILUTED SHARE

FOURTH QUARTER NET INCOME UP 47% TO $1.4 MILLION OR $0.16 PER DILUTED SHARE

ALBANY, Ga. (January 26, 2012) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter and year ended December 31, 2011.  Key aspects of the Company's results for the year ended 2011 include:

•	Net income of $3.8 million, or $0.47 per diluted share, compared with net income of $1.4 million or $0.17 per diluted share for the year ended 2010;
•	Excluding special items for each year, net income was $1.6 million or $0.19 per diluted share versus a net loss of $434,000 or $0.05 per diluted share for 2010 (see reconciliation of non-GAAP items);
•	Organic loan growth, excluding loans acquired in FDIC-assisted acquisitions, of $36.8 million or 9% from 2010;
•	Loans acquired through FDIC-assisted acquisitions increased $104.8 million or 490% from 2010, driven primarily by two FDIC-assisted acquisitions completed during 2011;
•
A decrease in the allowance for loan losses to 1.72% of period-end loans, excluding loans acquired in FDIC-assisted acquisitions, from 2.04% of period-end loans, excluding loans acquired in FDIC-assisted acquisitions, for 2010;

•	A slight increase in annualized net charge-offs to 0.91% for 2011 from 0.87% for 2010; and
•	A decline in nonperforming assets (NPAs) to total assets, excluding loans acquired in FDIC-assisted acquisitions, to 0.95% at year-end 2011 from 1.80% at year-end 2010.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "This past year marked a period of historic growth for our company as we completed two strategic FDIC-assisted acquisitions that vastly expanded our branch network and increased our market share in Southeast Georgia.  We have fully integrated these acquisitions and continue to explore other opportunities for strategic expansion.

"During 2011, we saw a dramatic decrease in our provision expense as we continue to experience improvement in the credit quality in our loan portfolio, excluding loans acquired through FDIC-assisted acquisitions," Dorminey continued.  "We are optimistic about the prospects for continued improvement in our financial performance in 2012."

-MORE-

HBOS Reports Fourth Quarter 2011 Results

January 26, 2012

Fourth Quarter 2011 Results of Operations

The Company reported net income of $1.4 million, or $0.16 per diluted share, for the three months ended December 31, 2011, compared with net income of $922,000 or $0.11 per diluted share for the three months ended December 31, 2010.  This $430,000 improvement in earnings was primarily the result of the following items:

•	Improved net interest income of $3.3 million due to growth in interest-earning assets;
•	Lower provision expense of $2.8 million reflecting lower net charge-offs compared with the 2010 quarter; offset by
•
Reduced noninterest income of $3.1 million, reflecting a $2.7 million bargain purchase gain associated with the Tattnall FDIC-assisted acquisition and $916,000 of life insurance proceeds on a former key employee recorded during the 2010 quarter, partially offset by improvement in mortgage banking fees of $404,000; and

•
Increased non-interest expense of $3.0 million due to increased salaries and employment benefits of $2.1 million driven by the acquisition-related hiring of an additional 121 full-time equivalent employees, on top of growth in most other noninterest expense categories.

The Company's results for the three months ended December 31, 2011, included acquisition-related expenses, net of tax, of $177,000 and a $477,000 income tax benefit for state tax credits recorded as the Company returned to core profitability.  Excluding special items, the Company would have reported net income of $1.1 million or $0.13 per diluted share for the fourth quarter of 2011 compared with a net loss of $1.6 million or $0.19 per diluted share in the fourth quarter of 2010 (see reconciliation of non-GAAP items).

Net interest income for the fourth quarter increased 55% to $9.2 million from $5.9 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth.  The Company's net interest margin for the fourth quarter of 2011 increased 75 basis points to 4.19% on a linked-quarter basis from 3.44% in the third quarter of 2011 and increased 31 basis points from 3.88% in the year-earlier period.  The improvement in the fourth quarter of 2011 net interest margin on a linked-quarter basis was driven by an increase in loan yields on the Company's FDIC-assisted loan portfolios, coupled with a decline in the cost of interest bearing deposits as rates continue to reset to lower levels.

The Company's estimated total risk-based capital ratio at December 31, 2011, was 19.2%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 11.0% as of December 31, 2011.

In the fourth quarter of 2011, the Company continued to post organic and acquisition-related loan growth, increasing on a linked-quarter basis and advancing significantly compared with the year-earlier quarter.  Still, bank acquisitions, including the Company's second and third whole-bank acquisitions in February 2011 and August 2011, respectively, accounted for much of the growth in loans and deposits over the past 12 months.  At December 31, 2011, the Company's loan portfolio, including loans acquired through FDIC-assisted acquisitions, totaled $560.6 million, which was flat on a linked-quarter basis as a result of organic loan growth of $14.4 million, which offset loan pay-downs in the FDIC-assisted portfolios.  Total deposits stood at $884.2 million at the end of the fourth quarter of 2011, down $15.9 million or 2% from $900.1 million at September 30, 2011, driven primarily by planned time deposit runoff.

-MORE-

HBOS Reports Fourth Quarter 2011 Results

January 26, 2012

Accounting for FDIC-Assisted Loans

The Company performs ongoing assessments of the estimated cash flows of its acquired FDIC-assisted loan portfolios.  The fair value of the FDIC-assisted loan portfolios consist of $107.5 million in covered and $18.7 million in non-covered loans as of December 31, 2011, compared with $116.2 million in covered and $24.7 million in non-covered loans as of September 30, 2011.  The principal balance of the FDIC-assisted loan portfolios totaled $228.4 million as of December 31, 2011, compared with $248.6 million as of September 30, 2011.  The details of the accounting for the FDIC-assisted loan portfolios for the fourth quarter of 2011 are as follows:

•	Covered loans acquired in FDIC-assisted acquisitions decreased $8.7 million to $107.5 million;
•	Non-covered loans acquired in FDIC-assisted acquisitions decreased $6.0 million to $18.7 million;
•	The FDIC loss-share receivable associated with covered loans acquired in FDIC-assisted acquisitions decreased $3.9 million to $83.9 million;
•	The accretion for the FDIC loss-share receivable turned negative $72,000;
•	The non-accretable discount decreased $9.3 million to $89.5 million; and
•	The accretable discount increased $4.0 million to $12.8 million.

At December 31, 2011, covered and non-covered loans acquired in FDIC-assisted acquisitions decreased to $107.5 million and $18.7 million, respectively, on a linked-quarter basis from $116.2 million and $24.7 million, respectively, primarily driven by loan pay-downs.  The net charge-offs for both the covered and non-covered loans were fully provided for by the associated loan discounts and expected reimbursement from the FDIC and did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with covered FDIC-assisted loans decreased $3.9 million from $87.8 million in the prior quarter to $83.9 million, driven by $3.2 million of reimbursements received from the FDIC.

The non-accretable discount decreased to $89.5 million at the end of the fourth quarter of 2011 from $98.8 million on a linked-quarter basis, primarily driven by net charge-offs in the FDIC-assisted loan portfolios and transfers to accretable discount.  The accretable discount increased to $12.8 million for the current quarter from $8.8 million on a linked-quarter basis, primarily driven by transfers from accretable discount as a result of the improvement in cash flows received from the Company's FDIC-assisted loan portfolios.  Moreover, the improvement in cash flows received also negatively affected the accretion for the loss-share receivable and turned it negative $72,000.

Asset Quality

Total nonperforming loans, excluding loans acquired in FDIC-assisted acquisitions, were $7.0 million at December 31, 2011, down from $8.0 million at September 30, 2011.  Other real estate owned and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, were $3.4 million at December 31, 2011, up from $1.8 million at September 30, 2011, and primarily driven by the resolution process of moving nonperforming loans to foreclosure.  Nonperforming loans to total loans, excluding loans acquired in FDIC-assisted acquisitions, decreased to 1.62% as of December 31, 2011, from 1.90% as of September 30, 2011.  Net charge-offs to average outstanding loans, excluding loans acquired in FDIC-assisted acquisitions, on an annualized basis, were 0.04% for the fourth quarter of 2011 versus 0.73% for the third quarter of 2011, while the year-to-date net charge-offs were 0.91% as of December 31, 2011, versus 0.87% as of December 31, 2010.

-MORE-

HBOS Reports Fourth Quarter 2011 Results

January 26, 2012

  The provision for loan losses decreased to $595,000 for the fourth quarter of 2011 from $1.0 million for the third quarter of 2011, driven primarily by a decrease in annualized net charge-offs.  At December 31, 2011, the allowance for loan losses represented 1.72% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 1.65% at September 30, 2011.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 22 full-service branch locations, 11 mortgage offices, and 3 investment offices.  As of December 31, 2011, the Company reported total assets of approximately $1.1 billion and total stockholders' equity of approximately $124 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2010 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

-MORE-

HBOS Reports Fourth Quarter 2011 Results

January 26, 2012

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Total noninterest income	$3,172	$6,238	$17,467	$12,483
Bargain purchase gain	--	(2,722)	(4,217)	(2,722)
Life insurance proceeds	--	(916)	--	(916)
Adjusted noninterest income	$3,172	$2,600	$13,250	$8,845

Total noninterest expense	$10,528	$7,540	$38,746	$26,049
Acquisition related expense	(254)	(103)	(1,309)	(627)
Impairment of intangible asset (Florida bank charter)	--	--	--	(1,000)
Adjusted noninterest expense	$10,274	$7,437	$37,437	$24,422

Net income as reported	$1,352	$922	$3,825	$1,406
Bargain purchase gain and acquisition related expense, net of tax*	177	(1,633)	(2,259)	(1,633)
Life insurance proceeds, net of tax*	--	(916)	--	(916)
Impairment of intangible asset (Florida bank charter), net of tax*	--	--	--	709
Adjustment for state tax credits	(477)	--	--	--
Adjusted net income (loss)	$1,052	$(1,627)	$1,566	$(434)

Diluted earnings per share	$0.16	$0.11	$0.47	$0.17
Bargain purchase gain and acquisition related expense, net of tax*	0.02	(0.19)	(0.28)	(0.19)
Life insurance proceeds, net of tax *	--	(0.11)	--	(0.11)
Impairment of intangible asset (Florida bank charter), net of tax*	--	--	--	0.08
Adjustment for state tax credits	(0.05)	--	--	--
Adjusted diluted earnings (loss) per share	$0.13	$(0.19)	$0.19	$(0.05)

* The effective tax rate is used for the period presented to determine net of tax amounts.

Net Income (Loss) and Diluted Earnings (Loss) Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

-MORE-

HBOS Reports Fourth Quarter 2011 Results

January 26, 2012

HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Interest income	$11,569	$7,740	$39,449	$28,439
Interest expense	2,357	1,787	10,350	8,274
Net interest income	9,212	5,953	29,099	20,165
Provision for loan losses	595	3,400	2,895	5,500
Net interest income after provisionfor loan losses	8,617	2,553	26,204	14,665
Noninterest income	3,172	6,238	17,467	12,484
Noninterest expense	10,528	7,540	38,746	26,050
Income before income taxes	1,261	1,251	4,925	1,099
Income tax (benefit) expense	(91)	329	1,100	(307)
Net income	$1,352	$922	$3,825	$1,406
Net income per share:
Basic*	$0.16	$0.11	$0.47	$0.17
Diluted*	$0.16	$0.11	$0.47	$0.17
Weighted average shares outstanding:
Basic	8,229,293	8,485,215	8,211,302	8,424,394
Diluted	8,230,206	8,485,733	8,212,521	8,432,282
Dividends declared per share*	$0.03	$0.11	$0.12	$0.43

	Dec. 31, 2011	Sept 30, 2011	Dec. 31, 2010
Total assets	$1,089,852	$1,102,504	$755,436
Cash and cash equivalents	34,521	23,292	28,803
Interest-bearing deposits in banks	43,101	99,211	10,911
Securities available for sale	259,017	218,384	238,377
Loans	560,620	560,940	418,997
Allowance for loan losses	7,494	6,936	8,101
Total deposits	884,187	900,103	534,243
Federal Home Loan Bank advances	35,000	35,000	62,500
Stockholders' equity	124,136	123,638	119,340

*
Prior-period share and per share data have been adjusted throughout this press release to reflect the 0.8377:1 conversion ratio used in conjunction with the completion of the Company's second-step offering on November 30, 2010.

-END-

Heritage Financial Group, Inc.	Page 1 of 6
Fourth Quarter 2011 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Income Statement Data
Interest income
Loans	$9,945	$6,581	$33,428	$23,800
Loans held for sale	198	3	297	10
Securities - taxable	1,095	923	4,536	3,495
Securities - nontaxable	251	211	880	960
Federal funds sold	15	7	60	45
interest-bearing deposits in banks	65	15	248	129
Total interest income	11,569	7,740	39,449	28,439
Interest expense
Deposits	1,671	1,092	7,550	5,759
Other borrowings	686	695	2,800	2,515
Total interest expense	2,357	1,787	10,350	8,274
Net interest income	9,212	5,953	29,099	20,165
Provision for loan losses	595	3,400	2,895	5,500
Net interest income after provision for loan losses	8,617	2,553	26,204	14,665
Non-interest income
Service charges on deposit accounts	1,237	1,194	4,777	4,113
Other service charges, fees & commissions	879	553	3,034	2,064
Brokerage fees	298	337	1,386	1,070
Mortgage banking fees	674	270	2,285	606
Bank owned life insurance	148	151	588	610
Life insurance proceeds	-	916	32	916
Impairment loss on securities available for sale	(43)	-	(43)	-
Gain on sale of securities	18	63	684	294
Bargain purchase gain	-	2,722	4,217	2,722
Accretion of FDIC loss share receivable	(72)	-	381	-
Other	33	32	126	88
Total non-interest income	3,172	6,238	17,467	12,483
Non-interest expense
Salaries and employee benefits	5,758	3,691	20,393	12,676
Equipment	701	320	1,996	1,131
Occupancy	613	452	2,279	1,512
Advertising & marketing	233	183	785	593
Legal & accounting	93	176	588	616
Consulting & other professional fees	131	156	716	364
Director fees & retirement	151	144	699	563
Telecommunications	274	213	829	517
Supplies	151	99	547	350
Data processing fees	856	594	2,846	2,190
(Gain) loss on sale and write-downsof other real estate owned	(119)	326	388	(18)
Foreclosed asset expenses	22	234	725	1,013
FDIC insurance and other regulatory fees	179	242	954	924
Impairment loss on intangible assets	-	-	-	1,000
Acquisition related expenses	254	103	1,309	627
Deposit Intangible expense	207	55	692	276
Other operating	1,024	552	3,000	1,715
Total non-interest expense	10,528	7,540	38,746	26,049
Income before taxes	1,261	1,251	4,925	1,099
Applicable income tax	(91)	329	1,100	(307)
Net income	$1,352	$922	$3,825	$1,406

Weighted average shares - basic	8,229,293	8,485,215	8,211,302	8,424,394
Weighted average shares - diluted	8,230,206	8,485,733	8,212,521	8,432,282

Basic earnings per share	$0.16	$0.11	$0.47	$0.17
Diluted earnings per share	0.16	0.11	0.47	0.17
Cash dividend declared per share	0.03	0.11	0.12	0.43

Heritage Financial Group, Inc.	Page 2 of 6
Fourth Quarter 2011 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	December 31,
	2011	2010
Balance Sheet Data (Ending Balance)
Total loans	$560,620	$418,997
Loans held for sale	7,471	225
Covered loans	107,457	-
Allowance for loan losses	7,494	8,101
Total foreclosed assets	13,441	3,689
Covered other real estate owned	10,084	-
FDIC loss-share receivable	83,901	-
Intangible assets	4,848	2,912
Total assets	1,089,852	755,436
Non-interest-bearing deposits	78,823	44,769
Interest-bearing deposits	805,364	489,474
Federal Home Loan Bank advances	35,000	62,500
Federal funds purchased and securities sold under agreement to repurchase	35,049	32,421
Stockholders' equity	124,136	119,340
Total shares outstanding	8,712,031	8,710,640

Unearned ESOP shares	439,138	492,320

Book value per share	$15.01	$14.52
Tangible book value per share (non-GAAP)	14.42	14.17
Market value per share	11.80	12.42

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Average Balance Sheet Data
Average interest-bearing deposits in banks	$56,025	$10,910	$54,867	$26,075
Average federal funds sold	22,805	11,181	23,563	17,472
Average investment securities	240,101	179,682	220,164	142,301
Average loans	559,556	419,572	512,956	379,461
Average mortgage loans held for sale	7,599	315	4,137	235
Average FDIC loss-share receivable	86,544	-	71,942	-
Average earning assets	886,086	621,660	815,687	565,544
Average assets	1,085,490	712,686	987,853	644,211
Average noninterest-bearing deposits	80,376	49,612	70,019	41,446
Average interest-bearing deposits	801,246	491,903	707,286	449,676
Average total deposits	881,622	541,515	777,305	491,122
Average federal funds purchased and securities sold under agreement to repurchase	36,621	35,234	33,383	34,097
Average Federal Home Loan Bank advances	35,000	44,435	46,473	42,984
Average interest-bearing liabilities	872,867	571,572	787,142	526,757
Average stockholders' equity	124,257	83,154	122,719	67,383

Performance Ratios
Annualized return on average assets	0.50%	0.52%	0.39%	0.22%
Annualized return on average equity	4.35%	4.44%	1.04%	2.09%
Net interest margin	4.19%	3.88%	3.62%	3.66%
Net interest spread	4.17%	3.78%	3.58%	3.55%
Efficiency ratio	85.01%	61.85%	83.21%	79.79%

Capital Ratios
Average stockholders' equity to average assets	11.4%	11.7%	12.4%	10.5%
Tangible equity to tangible assets (non-GAAP)	11.0%	15.5%	11.0%	15.5%
Tier 1 leverage ratio (1)	10.9%	16.1%	10.9%	16.1%
Tier 1 risk-based capital ratio (1)	18.0%	25.1%	18.0%	25.1%
Total risk-based capital ratio (1)	19.2%	26.4%	19.2%	26.4%

Other Information
Full-time equivalent employees	327	206	327	206
Number of full-service offices	22	16	22	16
Mortgage loan offices	11	1	11	1

(1)  December 31, 2011 consolidated ratios are estimated and may be subject to change pending the filing of the call report; all other periods are presented as filed.

Heritage Financial Group, Inc.	Page 3 of 6
Fourth Quarter 2011 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison for the Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Income Statement Data
Interest income
Loans	$9,945	$8,774	$7,564	$7,145	$6,584
Loans held for sale	198	45	46	8	4
Securities - taxable	1,095	1,013	1,221	1,207	923
Securities - nontaxable	251	207	211	211	211
Federal funds sold	15	16	16	13	7
Interest-bearing deposits in banks	65	93	51	40	15
Total interest income	11,569	10,148	9,109	8,624	7,740
Interest expense
Deposits	1,671	2,048	1,983	1,848	1,092
Other borrowings	686	687	684	743	695
Total interest expense	2,357	2,735	2,667	2,591	1,787
Net interest income	9,212	7,413	6,442	6,033	5,953
Provision for loan losses	595	1,000	700	600	3,400
Net interest income after provision for loan losses	8,617	6,413	5,742	5,433	2,553
Non-interest income
Service charges on deposit accounts	1,237	1,267	1,222	1,051	1,194
Other service charges, fees & commissions	879	746	749	660	553
Brokerage fees	298	328	406	354	337
Mortgage banking fees	674	719	624	268	270
Bank owned life insurance	148	146	149	145	151
Life insurance proceeds	-	-	32	-	916
Gain on sale of securities	18	213	453	-	63
Bargain purchase gain	-	2,000	(117)	2,334	2,722
Accretion of FDIC loss share receivable	(72)	448	5	-	-
Other	33	25	37	29	32
Total non-interest income	3,215	5,892	3,560	4,841	6,238
Non-interest expense
Salaries and employee benefits	5,758	5,384	4,923	4,328	3,691
Equipment	701	516	428	351	320
Occupancy	613	685	536	445	452
Advertising & marketing	233	167	220	164	183
Legal & accounting	93	118	167	210	176
Consulting & other professional fees	131	208	198	179	156
Director fees & retirement	151	160	161	227	144
Telecommunications	274	206	204	145	213
Supplies	151	156	145	95	99
Data processing fees	856	857	615	518	594
(Gain) loss on sale and write-downs of other real estate owned	(119)	(385)	490	402	326
Foreclosed asset expenses	22	288	245	170	234
FDIC insurance and other regulatory fees	179	128	354	293	242
Impairment loss on intangible assets	-	-	-	-	-
Acquisition related expenses	254	299	474	282	103
Deposit intangible expense	207	183	207	95	55
Other operating	1,024	809	673	494	552
Total non-interest expense	10,528	9,779	10,040	8,398	7,540
Income (loss) before taxes	1,304	2,526	(738)	1,876	1,251
Applicable income tax (benefit)	(91)	786	(257)	661	329
Net income (loss)	$1,395	1,740	(481)	$1,215	$922

Weighted average shares - basic	8,229,293	8,215,077	8,213,761	8,186,502	8,485,215
Weighted average shares - diluted	8,230,206	8,216,472	8,215,090	8,187,835	8,485,733

Basic earnings (loss) per share	$0.17	$0.21	$(0.05)	$0.15	$0.11
Diluted earnings (loss) per share	0.17	0.21	(0.05)	0.15	0.11
Cash dividend declared per share	0.03	0.03	0.03	0.03	0.11

Heritage Financial Group, Inc.	Page 4 of 6
Fourth Quarter 2011 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Balance Sheet Data (at period end)
Total loans	$560,620	560,940	500,724	$496,067	$418,997
Loans held for sale	7,471	5,538	5,579	2,642	225
Covered loans	107,457	116,206	60,426	62,372	-
Allowance for loan losses	7,494	6,936	6,585	6,138	8,101
Total foreclosed assets	13,441	12,355	9,693	10,577	3,689
Covered other real estate owned	10,084	10,514	6,968	7,361	-
FDIC loss-share receivable	83,901	87,757	58,152	58,174	-
Intangible assets	4,848	5,056	4,388	4,713	2,912
Total assets	1,089,852	1,102,504	963,571	951,918	755,436
Non-interest-bearing deposits	78,823	84,716	73,382	63,134	44,769
Interest-bearing deposits	805,364	815,387	690,291	667,954	489,474
Federal home loan bank advances	35,000	35,000	35,000	60,000	62,500
Federal funds purchased and securities sold under agreement to repurchase	35,049	36,118	31,989	31,509	32,421
Stockholders' equity	124,136	123,638	122,038	121,331	119,340

Total shares outstanding	8,712,031	8,712,140	8,712,750	8,712,750	8,710,640

Unearned ESOP shares	439,138	452,348	465,673	478,996	492,320

Book value per share	$15.01	$14.97	$14.80	$14.74	$14.52
Tangible book value per share (non-GAAP)	14.42	14.36	14.26	14.16	14.17
Market value per share	11.80	10.36	11.92	12.73	12.42

	Five Quarter Comparison
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Average Balance Sheet Data
Average interest-bearing deposits in banks	$56,025	$102,769	$44,525	$16,150	$10,910
Average federal funds sold	22,805	26,889	20,447	24,111	11,181
Average investment securities	240,101	201,762	210,261	228,530	179,682
Average loans	559,556	533,487	501,929	456,851	419,572
Average mortgage loans held for sale	7,599	4,336	3,878	737	315
Average FDIC Loss-Share Receivable	86,544	71,942	58,149	58,174	-
Average earning assets	878,487	864,907	777,162	725,642	621,345
Average assets	1,085,490	1,040,575	966,962	858,398	712,689
Average noninterest-bearing deposits	80,376	76,940	70,346	52,414	49,612
Average interest-bearing deposits	801,246	761,344	680,424	586,129	491,903
Average total deposits	881,622	838,284	750,770	638,543	541,515
Average federal funds purchased and securities sold under agreement to repurchase	36,621	33,678	31,664	31,568	35,234
Average Federal Home Loan Bank advances	35,000	35,000	54,143	61,749	44,435
Average interest-bearing liabilities	872,867	830,022	766,231	679,446	571,572
Average stockholders' equity	124,257	123,844	122,528	120,248	83,154

Performance Ratios
Annualized return on average assets	0.51%	0.67%	-0.20%	0.57%	0.52%
Annualized return on average equity	4.49%	5.62%	-1.57%	4.04%	4.44%
Net interest margin	4.19%	3.44%	3.36%	3.42%	3.88%
Net interest spread	4.17%	3.38%	3.34%	3.32%	3.78%
Efficiency ratio	85.01%	73.50%	100.38%	77.23%	61.85%

Capital Ratios
Average stockholders' equity to average assets	11.4%	11.9%	12.7%	14.0%	11.7%
Tangible equity to tangible assets (non-GAAP)	11.0%	10.8%	12.3%	12.3%	15.5%
Tier 1 leverage ratio	10.9%	11.3%	12.1%	13.4%	16.1%
Tier 1 risk-based capital ratio	18.0%	21.2%	22.2%	23.3%	25.1%
Total risk-based capital ratio	19.2%	22.4%	23.4%	24.5%	26.4%

Other Information
Full-time equivalent employees	327	313	295	273	217
Number of full-service offices	22	23	21	20	16
Mortgage loan offices	11	11	10	5	1

Heritage Financial Group, Inc.	Page 5 of 6
Fourth Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	Twelve Months Ended December 31,
	12/31/11	12/31/10
Loans by Type
Construction and land loans	$26,804	$24,522
Farmland loans	17,921	12,339
Permanent 1 - 4	129,745	131,293
Permanent 1 - 4 - junior liens and revolving	26,154	26,091
Multifamily	15,797	13,598
Nonresidential	138,970	110,079
Commercial business loans	55,178	52,589
Consumer and other loans	23,872	27,115
	434,442	397,626
Loans acquired through FDIC-assisted acquisitions:
Non covered loans	18,721	21,371
Covered loans	107,457	-
	560,620	418,997

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.72%	2.04%
Allowance for loan losses to average loans	1.32%	2.03%
Allowance for loan losses to non-performing loans	106%	81.79%
Accruing past due loans	$371	$1,879
Nonaccrual loans	7,043	9,905
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	7,043	9,905
OREO and repossessed assets	3,356	3,689
Total non-performing assets	10,399	13,594
Non-performing loans to total loans	1.62%	2.49%
Non-performing assets to total assets	0.95%	1.80%
QTD Net charge-offs to average loans (annualized)	0.04%	1.84%
Net charge-offs QTD	$37	$1,833

YTD Net charge-offs to average loans (annualized)	0.91%	0.87%
Net charge-offs YTD	$3,502	$3,459

Heritage Financial Group, Inc.	Page 6 of 6
Fourth Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Quarter Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Loans by Type
Construction and land loans	$26,804	$28,115	$26,688	$27,580	$24,522
Farmland loans	17,921	18,272	13,276	13,707	12,339
Permanent 1 - 4	129,745	134,269	131,596	129,371	131,293
Permanent 1 - 4 - junior liens and revolving	26,154	26,071	26,140	25,642	26,091
Multifamily	15,797	13,754	12,755	12,110	13,598
Nonresidential	138,970	129,730	131,027	119,325	110,079
Commercial business loans	55,178	47,854	50,997	52,662	52,589
Consumer and other loans	23,872	21,955	23,592	25,046	27,115
	434,442	420,020	416,071	405,443	397,626

Loans acquired through FDIC-assisted acquisitions:
Non covered	18,721	24,713	24,227	28,252	21,371
Covered loans	107,457	116,206	60,427	62,372	-
	560,620	560,939	500,725	496,067	418,997

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.72%	1.65%	1.58%	1.51%	2.04%
Allowance for loan losses to average loans	1.32%	1.29%	1.48%	1.59%	2.03%
Allowance for loan losses to non-performing loans	106.40%	86.76%	76.67%	67.63%	81.79%
Accruing past due loans	$371	$1,487	$727	$1,245	$1,879
Nonaccrual loans	7,043	7,994	8,589	9,077	9,905
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	7,043	7,994	8,589	9,077	9,905
OREO and repossessed assets	3,356	1,841	2,725	3,215	3,689
Total non-performing assets	10,399	9,835	11,314	12,292	13,594
Non-performing loans to total loans	1.62%	1.90%	2.06%	2.24%	2.49%
Non-performing assets to total assets	0.95%	0.89%	1.17%	1.29%	1.80%
Net charge-offs to average loans (annualized)	0.04%	0.73%	0.26%	2.80%	1.84%
Net charge-offs	$37	$650	$253	$2,563	$1,833

Note:

Certain prior-period amounts have been reclassified to conform with current presentation.
Prior period share and per share data have been adjusted for the 0.8377:1 conversion ratio in conjunction with the completion of the second step stock offering on November 30, 2010.
Loans acquired through FDIC-assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009 and the acquisition of Citizens Bank of Effingham in February 2011 and First Southern National Bank in August 2011.  The acquisition of The Tattnall Bank did not involve a loss-share agreement with the FDIC.  The acquisition of Citizens Bank of Effingham involved a loss-share agreement in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.